Exhibit 99.2

Transparency Report Overview

Released: December 18, 2020

We are pleased to offer our first transparency report, which we intend to publish semiannually beginning in 2021. This report is designed to offer insight into how Zoom Video Communications, Inc. (Zoom) responds to requests for user data from law enforcement agencies and government authorities. Zoom believes that transparency is critical to building trust and fostering the free and open exchange of ideas.

As detailed in our Privacy Statement, Zoom is committed to protecting user privacy and only produces user data to governments in response to valid and lawful requests in accordance with our Government Requests Guide and relevant legal policies.

This report covers government requests that we processed between May 1, 2020 and December 12, 2020. Until spring 2020, when our user base expanded significantly as a result of the Covid-19 pandemic, Zoom had no set approach to these law enforcement requests. Like many smaller technology companies without a significant consumer user base, we received requests via multiple avenues, handled each one in a high-touch, intensive way, and didn’t preserve categorizing information about them. As our usage soared following the beginning of the pandemic that approach became untenable. After a period of ramping up and resourcing, we developed a more streamlined approach to handle the volume. Our first improvements included hiring experienced legal staff to evaluate and process requests efficiently, publishing our Government Requests Guide to enable law enforcement agencies and government authorities to submit more tailored requests, and categorizing the data associated with each request in our case management system. We’ve also standardized our policies, centralized how we track requests, and established internal guidelines and quality controls processes. All of these improvements were made with an eye towards transparency reporting.

Because many of the procedures that Zoom now uses to confirm the receipt of government requests were implemented on or about July 1, 2020, our ability to accurately identify government requests has significantly improved since that date. This means that we cannot guarantee that our May and June 2020 records are fully accurate. Nevertheless, the Report discloses the requests we processed from May 1, 2020 through December 12, 2020 of which we are currently aware, and, while we now have additional processes in place for handling and tracking these types of requests, it remains possible that we received additional requests during this period that were not properly tracked or otherwise identified by us in the preparation of this report.

Exhibit 99.2

Two further notes about this transparency report: In May and June of this year, there were meetings in remembrance of Tiananmen Square. Zoom received several requests from Chinese government authorities in the days of and leading up to these meetings, some of which resulted in our termination of specific meetings. Those requests are reflected in this report.

As described in our blog post published on December 18, 2020, we terminated a China-based employee who was responsible for responding to Chinese government requests because this individual violated Zoom’s policies by, among other things, attempting to circumvent certain internal access controls, including those required to manage government requests as described in this report.

The United States DOJ has charged this former employee with conspiracy to commit interstate harassment and unlawful conspiracy to transfer a means of identification in connection with an alleged scheme to disrupt video meetings commemorating Tiananmen Square. We are cooperating with the DOJ in these investigations, which are ongoing, and we do not know when they will be completed. As a result, the outcome of these investigations will be informed by the discovery of additional facts that are an inherent part of any ongoing investigation. The discovery of additional facts from our own investigation or from evidence presented by the DOJ or the SEC could impact the information that is contained in this report. We will not update this transparency report for this reporting period other than as required by law.

Exhibit 99.2

Definitions

We use a number of terms in this report that have specific legal meanings in this context. Wherever you don’t see a particular kind of request or outcome noted in the charts or graphs, that means that there weren’t any of that type. Notably, we did not disclose any content in this reporting period, nor did we receive any national security requests.

•Subpoena (U.S. only) - a request made by an entity with investigative powers, such as a grand jury. Need not be signed by a judge, cannot demand content.

•Search Warrant (U.S. only) - a request for a search, signed by a judge, in which a prosecutor alleges that there is “probable cause” to believe that a crime has taken place, or is about to. May demand content or non-content.

•Order (U.S. only) - any other type of order issued by a court. Cannot demand content.

•Other - Any other kind of request or resolution. For example, if a law enforcement officer writes seeking user data but without a subpoena, search warrant, or court order, or where the data owner gives written authorization to disclose their data to law enforcement.

•Preservation Request (U.S. or international) - a request to preserve user information for a period of time, usually 90 or 180 days. We do not disclose information in response to preservation requests.

•Emergency Request - (U.S. or international)- a request for user data without standard legal process, on the grounds that there is a danger of death or serious physical injury to a person.

•MLAT Request (International only) - a request made by a foreign country through the U.S. Department of Justice pursuant to a Mutual Legal Assistance Treaty. Can demand content.

Exhibit 99.2

•CLOUD Act (U.K. only, for now)- a request made pursuant to the CLOUD Act. Can demand content.

•Withhold Access Request - a governmental request to restrict an individual’s access to any aspect of Zoom’s product, or to prevent or terminate a particular meeting.

•Rejected - includes rejections for invalid service or other legal reasons, instances where there was no responsive data, or where the law enforcement agency did not provide enough information for us to locate data.

•Non-content - non-content refers to metadata, or information about content. Non-content can include things like the dates and times of meetings, the IP address of a user, or information about their platform. When we report disclosing “non-content” that means we disclosed non-content only.

•Content - can include video content, chat logs or transcripts; essentially, any media that depicts what a person spoke, wrote or did. When we report disclosing “content,” that means we disclosed both content and non-content.

•General information means we provided general information about the law enforcement request process, but not content or non-content.

A note about Withhold Access Requests: Zoom does business in more than 80 countries and counting. Many countries, including the U.S., have laws that may restrict one of its residents from participating in or hosting particular Zoom meetings or webinars. If Zoom receives a legally valid and appropriately scoped request from a legitimate government agency demanding that Zoom restrict one of its residents from using Zoom, Zoom will carefully review it. In no event will Zoom will restrict the access of users who are outside the requesting country and/or the jurisdiction of the requesting government agency or who are otherwise not subject to applicable local law.

We comply with Withhold Access Requests selectively, as we balance our commitment to promoting the free and open exchange of ideas against our legal obligations.

Exhibit 99.2

U.S. Requests Overview

U.S. requests to Zoom can come in the form of search warrants, subpoenas (grand jury, trial and administrative), court orders, preservation requests, emergency requests and national security requests. The vast majority of global requests are from U.S. State and Local and Federal law enforcement with 803 coming from the U.S. and 424 coming from all other areas combined. Civil litigation requests are not reflected in this report.

Here is a summary of the U.S. requests we’ve processed for user-related data, as defined in our Government Requests Guide:

Exhibit 99.2

U.S. Requests: Responses and Outcomes

From May through December 12, 2020, here is how we’ve responded to requests from U.S. authorities.

OUNTUNIQUE of ID	Resolution
About	General Information	Non-content	Preservation Fulfilled	Rejected	Grand Total
Emergency Request	1	26		14	41
Order		5			5
Other		7		6	12
Preservation Request	1		201	33	236
Search Warrant	1	111		33	145
Subpoena		274		91	365
Grand Total	3	422	201	177	803

Exhibit 99.2

International Requests

Zoom receives law enforcement requests from around the globe. We screen each international request carefully to ensure that we only respond to ones that are legally valid and appropriately scoped. We do not provide any content internationally without process under MLAT, the CLOUD Act or letters rogatory. Please note some countries or regions may have experienced more rejections prior to July 1, when we published our Government Requests Guide and provided guidance about what is an appropriate request and what types of data we have available.

For more information about how we review international requests, please see our Government Requests Guide.

We group international requests into regions:

•UK (United Kingdom)
•EMEA (Europe, Middle East, and Africa)
•China
•India
•Asia Pacific (including Hong Kong SAR and New Zealand, excluding China and India)
•North America (non U.S.)
•South and Central America
•Australia

Here is an overview of the international requests we’ve received:

Exhibit 99.2

Here is how we responded:

COUNTIQE of ID	Resolution
Jurisdiction	Fulfilled Withhold Access Request	General Information	Non-content	Preservation Fulfilled	Rejected	Grand Total
Asia Pacific		2	3		10	15
Australia			7		2	9
Central & So. America		2	13	2	12	29
China	7		2		2	11
EMEA		4	54	5	57	120
India			14		90	104
North America (non US)		2	9	3	8	22
UK		4	64	3	43	114
Grand Total	7	14	166	13	224	424

Exhibit 99.2

International Requests: Responses and Outcomes

From May through December 12, 2020, here’s how we responded to international requests:

Asia Pacific (excludes China, India and Australia)

Asia Pacific	Resolution
About	General Information	Non-content	Rejected	Grand Total
Int'l non-content	2	3	10	15

Australia

Australia	Resolution
About	Non-content	Rejected	Grand Total
Int'l non-content	7	2	9

Exhibit 99.2

Central and South America

Cent. & So. America	Resolution
About	General Information	Non-content	Preservation Fulfilled	Rejected	Grand Total
Emergency Request		1		1	2
Int'l non-content	2	12		10	24
Other				1	1
Preservation Request			2		2
Grand Total	2	13	2	12	29

China

China	Resolution
About	Fulfilled Withhold Access Request	Non-Content	Rejected	Grand Total
Int'l non-content		2	1	3
Withhold Access Request	7		1	8
Grand Total	7	2	2	11

EMEA

EMEA	Resolution
About	General Information	Non-content	Preservation Fulfilled	Rejected	Grand Total
Emergency Request				2	2
Int'l non-content	4	53	1	52	110
MLAT		1			1
Other				2	2
Preservation Request			4	1	5
Grand Total	4	54	5	57	120

Exhibit 99.2

India

About	Non-content	Rejected	Grand Total
Int'l non-content	14	87	101
Other		1	1
Withhold Access Request		2	2
Grand Total	14	90	104

North America (non-U.S.)

North America	Resolution
About	General Information	Non-content	Preservation Fulfilled	Rejected	Grand Total
Emergency Request		1		1	2
Int'l non-content	2	7		5	14
Other		1			1
Preservation Request			3	2	5
Grand Total	2	9	3	8	22

UK

UK	Resolution
About	General Information	Non-content	Preservation Fulfilled	Rejected	Grand Total
Emergency Request		6		2	8
Int'l non-content	4	56		41	101
MLAT		1			1
Preservation Request		1	3		4
Grand Total	4	64	3	43	114

For more information about how Zoom processes Government Requests globally, please see our Government Requests Guide and Government Requests Frequently Asked Questions.